

                                                                                                           Exhibit 11

                  AMES DEPARTMENT STORES, INC. AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF BASIC AND DILUTED
                             NET EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                                      52 Weeks              52 Weeks          53 Weeks
                                                                        Ended                  Ended             Ended
                                                                     January 29,            January 30,       January 31,
                                                                        2000                   1999              1998
                                                                    ---------------        --------------    --------------
Income before Cumulative Effect adjustment......................        $18,234               $33,830           $34,546
Cumulative Effect adjustment, net of tax........................         (1,107)                 -                 -
                                                                    ---------------        --------------    --------------
     Basic and diluted net income...............................        $17,127               $33,830           $34,546
                                                                    ===============        ==============    ==============
For Basic Earnings Per Share:
-----------------------------
Weighted average number of common shares outstanding during
the period......................................................         27,517    (a)         23,010            21,723
Basic earnings per share:
Basic income per share before Cumulative Effect
adjustment......................................................          $0.66                 $1.47             $1.59
Cumulative Effect adjustment, net of tax........................          (0.04)                  -                 -
                                                                    ---------------        --------------    --------------
Basic net income per share......................................          $0.62                 $1.47             $1.59
                                                                    ===============        ==============    ==============
For Diluted Earnings Per Share:
-------------------------------
Weighted average number of common shares outstanding during
the period......................................................         27,517    (a)         23,010            21,723
Add  Common stock equivalent shares represented by:
     Series B Warrants..........................................             20                    98                95
     Series C Warrants..........................................           -                      440             1,018
     Options under 1994 Management Stock Option
     Plan and 1998 Stock Incentive Plan.........................            106                   606                47
     Options under 1994 Non-Employee Director
     Stock Option Plan..........................................             15                    62               766
                                                                    ---------------        --------------    --------------
Weighted average number of common and common equivalent
shares..........................................................         27,658                24,216            23,649
                                                                    ===============        ==============    ==============

Diluted earnings per share:
Diluted income per share before Cumulative Effect
adjustment......................................................           0.66                  1.40              1.46
Cumulative Effect adjustment, net of tax........................          (0.04)                  -                 -
                                                                    ---------------        --------------    --------------
     Diluted net income per share...............................          $0.62                 $1.40             $1.46
                                                                    ===============        ==============    ==============

(a) The weighted average number of common shares outstanding is net of Treasury Stock.

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